Exhibit 99.1

Greenlane Reports Fourth Quarter and Full Year 2025 Financial Results

Company Completes Strategic Transition to Berachain-Focused Digital Asset Treasury

Boca Raton, Florida – March 31, 2026 - Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), a publicly traded digital asset treasury company focused on the acquisition, management, and strategic deployment of BERA, the native token of the Berachain blockchain network, today reported its financial results for the fourth quarter and full year ended December 31, 2025.

Digital Asset Treasury Strategy

In October 2025, following the closing of a private placement that raised $110.7M in capital, Greenlane adopted a Treasury Policy and initiated a strategic shift toward a digital asset treasury strategy focused on BERA, the native token of the Berachain blockchain network. This strategy reflects the Company’s conviction in the long-term potential of the Berachain ecosystem and represents a fundamental reorientation of the organization’s capital deployment and strategic focus.

The Company’s digital asset treasury strategy consists of five core components: (1) Capital Deployment — acquiring BERA through open market purchases and negotiated transactions; (2) Network Participation — participating in Proof of Liquidity (PoL) staking and validator infrastructure; (3) Governance Participation — earning Berachain Governance Tokens (BGT); (4) Risk-Adjusted Yield Participation — deploying capital into select decentralized finance (DeFi) protocols on the Berachain network; and (5) Capital Allocation Discipline — evaluating and executing strategic initiatives that enhance shareholder value on a per-share basis.

As of December 31, 2025, the Company held 51,659,912 units of BERA at a cost basis of $58.3M with a fair value of $36.6M. During fiscal year 2025, the Company recognized a $31.1M loss on the change in fair value of its BERA holdings. In addition to its BERA holdings, the Company held $22.6M in stablecoins (USDT and USDC) classified as cash equivalents on its balance sheet. As of December 31, 2025, the Company had no outstanding debt and maintained $32.5M in cash and cash equivalents, providing substantial financial flexibility for continued capital deployment and strategic initiatives.

On March 3, 2026, the Company disclosed that, as of February 27, 2026, the Company held approximately 70.4 million units of BERA and had deployed up to 50 million units of BERA into validator infrastructure across multiple operators.

Management Commentary

“Fiscal year 2025 marked a pivotal year for Greenlane as we initiated our Berachain-focused Digital Asset Treasury strategy and began deploying capital into the ecosystem. We took deliberate steps to reposition the Company — acquiring BERA and participating in Proof of Liquidity staking — while maintaining a disciplined approach to capital allocation and transparent reporting. These foundational actions reflect our conviction in the long-term potential of Berachain and our commitment to building value for shareholders on a per-share basis.”

Jason Hitchcock, Chief Executive Officer

Fourth Quarter FY 2025 Financial Highlights

The fourth quarter of fiscal year 2025 was a transformative period for Greenlane, encompassing the October 2025 initiation of the Company’s Digital Asset Treasury strategy and the commencement of BERA acquisition activity. Q4 net revenue was approximately $1.4M, a decrease of 18% from $1.7M in Q4 2024, reflecting the continued wind-down of legacy operations. Operating loss was $(38.6)M, compared to $(3.8)M in Q4 2024, driven primarily by $18.6M in non-cash stock-based compensation related to strategic advisory warrants, presented as a separate line item within operating expenses, and a $6.0M increase in compensation costs associated with the strategic transition. Net loss attributable to Greenlane Holdings was $(69.6)M, compared to $(8.8)M in Q4 2024, reflecting the $31.1M change in fair value of digital assets recognized entirely in the fourth quarter following the initial BERA acquisition.

(in thousands)	Q4 2025	% Change vs. Q4 2024
Revenue	$1,361	-18%
Gross profit (loss)	$(8,085)	N/M
Operating loss	$(38,582)	915%
Change in fair value of digital assets	$(31,147)	N/A
Net loss	$(69,565)	693%

FY 2025 Financial Highlights

For the year ended December 31, 2025, total net revenue was approximately $4.4M, compared to approximately $13.3M for the prior year, a decrease of 67%, reflecting the Company’s strategic transition away from legacy wholesale and distribution operations. Gross loss was $(12.5)M, compared to gross profit of $6.3M in the prior year, driven by a $6.3M inventory impairment recorded in connection with the wind-down of warehouse operations. Net loss attributable to Greenlane Holdings was $(85.6)M, compared to $(17.6)M in the prior year, primarily reflecting $31.1M in digital asset fair value losses, $18.6M in non-cash stock-based compensation related to strategic advisory warrants, $4.8M in other stock-based compensation, and restructuring charges.

(in thousands)	FY 2025	% Change vs. FY 2024
Revenue	$4,355	-67%
Gross profit (loss)	$(12,465)	N/M
Operating loss	$(54,246)	359%
Change in fair value of digital assets	$(31,147)	N/A
Net loss	$(85,580)	385%

The Company’s full financial statements, including the Consolidated Statements of Operations, Consolidated Balance Sheet, and Consolidated Statements of Cash Flows, are included as exhibits to this press release and should be read in their entirety.

Subsequent Events

Subsequent to December 31, 2025, the following material developments have occurred:

Delisting Notice

On March 25, 2026, we received a notification letter from the Listing Qualifications Department of Nasdaq (the “Delisting Notice”), notifying us that we were not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market and its staff has determined to delist our securities pursuant to its discretionary authority under Listing Rule 5550(a)(2). Due to having effected two reverse stock splits over the prior two-year period, we are not eligible for the 180-day period to regain compliance under Rule 4810(c)(3)(A). Pursuant to the Delisting Notice, we plan to appeal this determination before a Nasdaq Hearings Panel, staying the suspension of our common stock.

Reverse Stock Split

On March 25, 2026, our stockholders approved an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio within a range of 1-for-5 to 1-for-15, with the final ratio and timing to be determined at the discretion of the Board of Directors.

We expect to effect the reverse stock split shortly following the issuance of these financial statements.

Token Transaction Agreements

On February 4, 2026, Greenlane Subsidiary Inc. (the “Subsidiary”), a wholly-owned subsidiary of the Company, entered into (a) a Token Purchase and Sale Agreement (the “Purchase and Sale Agreement”) and (b) a Token Lending Agreement (the “Lending Agreement,” and together with the Purchase and Sale Agreement, the “Transaction Agreements”) with Berachain Operations Corporation, a British Virgin Islands Business Company (the “Counterparty”).

Pursuant to the Lending Agreement, the Subsidiary (as Lender) may agree to lend to the Counterparty (as Borrower) an amount of USDC and/or USDT stablecoins (the “Lent Tokens”) pursuant to loan confirmation agreements to be agreed between the parties from time to time, accruing interest at a rate to be determined in such agreements. The Counterparty intends to use the Lent Tokens to acquire BERA tokens in the open market or in privately negotiated transactions from various counterparties.

Pursuant to the Purchase and Sale Agreement, the Subsidiary (as Buyer) may request to purchase tranches of BERA tokens from the Counterparty (as Seller), pursuant to tranche notices to be agreed between the parties from time to time. The purchase price for each tranche is determined through a combination of time-weighted average price and other pricing mechanics, including protective “market out” provisions. Furthermore, the Purchase and Sale Agreement permit flexible transaction sizing set within a pre-negotiated percentage range.

The Counterparty subsequently informed the Company that it may, from time to time, conduct significant transactions with BSQD Corp. (“BSQD”) to source BERA to fulfill its obligations under the Purchase and Sale Agreement. BSQD is an entity that is wholly owned by Ben Isenberg, Greenlane’s Chief Investment Officer. Any such transactions with BSQD are conducted on an arm’s-length basis at prevailing market prices and conditions.

Appointment of Chief Executive Officer

On February 11, 2026, the Board of Directors unanimously appointed Jason Hitchcock as Chief Executive Officer of the Company. Mr. Hitchcock brings over 15 years of experience building and scaling revenue engines across SaaS, blockchain infrastructure, and decentralized finance. He joins Greenlane as we continue to execute our Berachain-focused Digital Asset Treasury strategy.

ATM Offering

On January 7, 2026, the Company entered into a Sales Agreement (the “Sales Agreement”) with Yorkville Securities, LLC (“Yorkville”) pursuant to which the Company may, from time to time, offer and sell shares (the “ATM Shares”) of its Class A common stock through or to Yorkville, acting as sales agent or principal (the “ATM Offering”). On January 7, 2026, the Company filed a prospectus supplement in connection with the ATM Offering for up to $5,355,687 of shares of Common Stock.

Subject to the terms and conditions of the Sales Agreement, Yorkville will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided Yorkville with customary indemnification and contribution rights, and Yorkville will be entitled to a commission of up to 3.0% of the gross proceeds from each sale of the ATM Shares pursuant to the Sales Agreement.

About Greenlane

Founded in 2005, Greenlane Holdings, Inc. (Nasdaq: GNLN) is a publicly traded digital asset treasury company with a strategic focus centered on BERA, the native digital asset of the Berachain blockchain network. In addition to its digital asset treasury activities, the Company continues to operate a reduced-scale wholesale and distribution business through an asset-light drop-ship model. For more information, visit investor.gnln.com.

About Berachain

Berachain is a decentralized, open-source, EVM-compatible layer-1 blockchain engineered for high throughput, low latency, and full compatibility with Ethereum tooling, smart contracts, and infrastructure. Berachain utilizes a novel Proof of Liquidity consensus mechanism that integrates network security with active liquidity provisioning. For more information, visit berachain.com.

Investor Contact:

IR@greenlane.com

or

PCG Advisory

Kevin McGrath

+1-646-418-7002

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding progress and achievement of the Company’s goals regarding BERA acquisition, staking, and validator participation, the development of the Berachain network ecosystem including business adoption of the network, the long-term value of BERA, continued growth and advancement of the Company’s DAT strategy and the applicable benefits to the Company, other projections or statements of plans and objectives and statements regarding the Company’s plans to regain compliance with Nasdaq’s listing requirements.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; changes in the regulatory landscape applicable to digital assets, including BERA; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2026 and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Cautionary Note Regarding Digital Assets

BERA is a digital asset that is not legal tender, is not backed by any government or central bank, and may be subject to extreme price volatility, regulatory uncertainty and technological risk. Investments in and exposures to digital assets such as BERA are highly speculative and may result in the loss of all or a substantial portion of the invested capital. Statements about the Berachain protocol, its consensus model, ecosystem projects, and fundraising are based on publicly available information and/or information provided by third parties. The Company has not independently verified all such information and makes no representation as to its accuracy or completeness. Protocol parameters and incentive mechanisms may change over time through governance or other processes. The Company’s activities involving BERA and other digital assets may not be suitable for all investors and are subject to the risks described in the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2026 and in other subsequent filings with the SEC. These filings are available at www.sec.gov.

GREENLANE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31, 2025	Year Ended December 31, 2024
Net revenue	$4,355	$13,275
Cost of sales	$16,820	$6,993
Gross profit (loss)	$(12,465)	$6,282

Operating expenses:
Salaries, benefits and payroll taxes	$9,947	$7,380
General and administrative	$10,646	$9,764
Stock-based compensation – strategic advisory warrants	$18,553	—
Restructuring charges	$1,492	—
Impairment of property and equipment	$650	$153
Depreciation and amortization	$493	$800
Total operating expenses	$41,781	$18,097

Loss from operations	$(54,246)	$(11,815)

Other income (expense):
Interest expense	$(394)	$(5,941)
Change in fair value of contingent consideration	—	$1,000
Change in fair value of digital assets	$(31,147)	—
Loss on extinguishment of debt	—	$(876)
Other expense, net	$213	$(25)
Total other expense	$(31,327)	$5,842)

Loss before income taxes	$(85,573)	$(17,657)
Provision for income taxes	$7	—
Net loss	$(85,580)	$(17,657)
Less: net loss attributable to noncontrolling interests	—	$(17)
Net loss attributable to Greenlane Holdings, Inc.	$(85,580)	$(17,640)

Net loss per share — basic and diluted	$(11.42)	$(14.56)

Weighted average shares — basic and diluted	7,492	1,212

GREENLANE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$32,513	$899
Accounts receivable, net	$1,572	$4,262
Inventories, net	—	$14,215
Vendor deposits	—	$3,091
Other current assets	$2,001	$1,305
Total current assets	$36,086	$23,772

Property and equipment, net	$253	$1,420
Operating lease assets, net	$144	$1,043
Digital assets	$36,555	—
Other long-term assets	$1,893	$2,396
Total assets	$74,931	$28,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,414	$9,787
Accrued liabilities	$1,627	$1,218
Customer deposits	—	$2,661
Notes payable	—	$7,674
Operating lease obligations, current	$166	$926
Total current liabilities	$7,207	$22,266

Operating lease obligations, long-term	—	$83
Total liabilities	$7,207	$22,349

Total stockholders’ equity	$67,724	$6,282

Total liabilities and stockholders’ equity	$74,931	$28,631

GREENLANE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash flows from operating activities:
Net loss	$(85,580)	$(17,657)
Adjustments to reconcile net loss:
Depreciation and amortization	$493	$800
Stock-based compensation expense	$4,837	$86
Strategic advisory warrants	$18,553	—
Change in fair value of contingent consideration	—	$(1,000)
Provision for credit losses	$1,974	$245
Loss on disposal of fixed assets	$121	$215
Loss on extinguishment of debt	—	$876
Write-off of vendor deposits, accrued liabilities and customer deposits	$(571)	—
Inventory impairment	$6,301	—
Impairment of property and equipment	$650	$153
Change in fair value of digital assets	$31,147	—
Amortization of deferred financing costs	$284	$4,927
Other adjustments	$57	$171
Changes in operating assets and liabilities:
Accounts receivable	$716	$(2,814)
Inventories	$9,712	$6,315
Vendor deposits	—	$674
Other current assets	$(193)	$3,533
Accounts payable	$(5,170)	$(2,319)
Accrued liabilities	$409	$(841)
Customer deposits	—	$(114)
Net cash used in operating activities	$(16,260)	$(6,750)

Cash flows from investing activities:
Purchases of property and equipment	$(98)	$(244)
Purchases of digital assets	$(8,162)	—
Net cash used in investing activities	$(8,260)	$(244)

Cash flows from financing activities:
Proceeds from issuance of common stock	$20,746	$5,640
Proceeds from exercise of options and warrants	$43,346	$1,827
Repayment of future accounts receivable	—	$(939)
Proceeds from sale of future receivables	—	$225
Repayment of notes payable	$(7,958)	$(2,275)
Proceeds from notes payable	—	$2,950
Other financing activities	—	$(1)
Net cash provided by financing activities	$56,134	$7,427

Effects of exchange rates on cash	—	$3

Net change in cash and cash equivalents	$31,614	$436
Cash and cash equivalents, beginning of period	$899	$463
Cash and cash equivalents, end of period	$32,513	$899